UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 3, 2023
Date of Report (date of earliest event reported)

(Exact name of registrant as specified in its charter)

TN	001-15185		62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

165 Madison Avenue	Memphis,	Tennessee	38103
(Address of Principal Executive Offices)			(Zip Code)
(Registrant's telephone number, including area code)  (901) 523-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in	FHN PR B	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series B
Depositary Shares, each representing a 1/400th interest in	FHN PR C	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series C
Depositary Shares, each representing a 1/400th interest in	FHN PR D	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series D
Depositary Shares, each representing a 1/4,000th interest in	FHN PR E	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series E
Depositary Shares, each representing a 1/4,000th interest in	FHN PR F	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series F
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with D. Bryan Jordan
On August 3, 2023, First Horizon Corporation (“FHN”) entered into an Employment Agreement with D. Bryan Jordan, FHN’s President, Chief Executive Officer, and Chairman of the Board. Key terms of the Employment Agreement are:
a.Mr. Jordan will continue to be employed as President and Chief Executive Officer of FHN for a five-year term expiring August 3, 2028. Mr. Jordan’s employment will terminate when that term expires unless the parties mutually agree later to extend the term. FHN’s mandatory retirement policy is waived during the Employment Agreement's term.
b.Mr. Jordan’s current annual base salary is raised approximately 6% to $1,125,000, effective immediately. Salary may be raised in the future by the Compensation Committee of FHN’s Board of Directors, but may not be lowered during the term of the Employment Agreement.
c.Mr. Jordan’s annual cash incentive (“bonus”) target amount during the term of the Employment Agreement is fixed at 150% of salary. That level is consistent with recent past practice of the Compensation Committee.
d.The target amount of Mr. Jordan’s annual long-term awards during the term of the Employment Agreement will increase from 400% to 450% of salary, starting with the 2024 grant cycle.
e.Mr. Jordan will receive a special equity award consisting of $3 million of performance stock units (“PSUs”) and $2 million of restricted (non-performance) stock units (“RSUs”). The PSU and RSU special equity awards have five year service vesting requirements, structured so that all service requirements are fulfilled on the last day of the Employment Agreement’s five-year term.
f.The performance measure for the PSUs will be FHN’s adjusted ROTCE (return on tangible common equity) averaged over the five-year period July 1, 2023 through June 30, 2028, ranked against average ROTCE reported by the banks in the KBW regional bank index (ticker KRX) over that same period, similar to FHN’s recent PSU practices. ROTCE performance above the threshold/minimum level will range from 50% to 150% of target. The ROTCE performance outcome will be adjusted by FHN’s TSR (total shareholder return) performance over five years ranked against the KRX banks, also similar to recent PSU practices. TSR performance will range from 75% to 125%. The fully-adjusted non-zero outcomes range from 187.5% (150% x 125%) down to 37.5% (50% x 75%).
g.Mr. Jordan has agreed to terminate his 2007 change in control severance agreement. He will participate in FHN’s Executive Change in Control Severance Plan at a benefit multiple of 3. That Plan benefit multiple is similar to the benefit level under his 2007 agreement. However, under his 2007 agreement, Mr. Jordan was entitled to a tax gross-up benefit if he had been subjected to a certain federal excise tax following a change in control event. Under the Plan, Mr. Jordan will not be entitled to a tax gross-up benefit.
h.After the Employment Agreement term ends, Mr. Jordan’s then-outstanding long-term awards, other than the special equity award mentioned above, generally will be treated as follows: all his outstanding long-term non-performance awards will accelerate, and all remaining service requirements of his outstanding long-term performance awards will be waived.
i.Under the Employment Agreement, FHN’s Board of Directors retains the right to discharge Mr. Jordan without Cause (as defined in the Agreement) before the end of the term. However, if that were to happen, Mr. Jordan would be entitled to: (i) be paid cash severance equal to two times his annual salary and bonus target at that time; (ii) have all his outstanding long-term non-performance awards accelerate (including the special equity RSUs mentioned above); (iii) have waived the service requirements of all his regular outstanding performance awards (other than the special equity PSUs mentioned above), without impacting or accelerating performance determinations that will continue to be made in the normal course; and (iv) have his special equity PSUs reduced in proportion to the part of the service vesting period that

2	FORM 8-K CURRENT REPORT 8/3/2023

Mr. Jordan will not be employed, and have the remaining special equity PSUs accelerated and paid based on actual performance through the most recently completed calendar quarter. If Mr. Jordan resigns for Good Reason (as defined) during the term of the Employment Agreement, he likewise would be entitled to the benefits outlined above.
j.Mr. Jordan has agreed to a non-solicitation covenant in his Employment Agreement, applicable to FHN clients and to FHN associates, which applies during the term of the Agreement and for two years after his employment with FHN terminates. Mr. Jordan also has agreed to confidentiality, non-disparagement, and cooperation covenants.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. Similarly, the foregoing descriptions of the PSU and RSU special equity awards do not purport to be complete and are qualified in their entirety by reference to the forms of the applicable grant notices, which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated by reference herein.

ITEM 9.01.    Financial Statements and Exhibits
In many agreements filed as exhibits, each party makes representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. Exceptions to such representations and warranties may be partially or fully waived by such parties, or not enforced by such parties, in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

The following exhibits are filed herewith:

Exhibit #	Description
10.1	Conformed copy of Employment Agreement dated August 3, 2023 with D. Bryan Jordan
10.2	Form of Grant Notice for CEO Special Equity Performance Stock Units [2023]
10.3	Form of Grant Notice for CEO Special Equity Restricted Stock Units [2023]
104	Cover Page Interactive Data File, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON CORPORATION
(Registrant)

August 3, 2023	By:	/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary

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